As filed with the Securities and Exchange Commission on August 6, 2008

                                                     Registration No. 333-151485

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       to
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               THEWEBDIGEST CORP.
                (Name of registrant as specified in its charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

                                      2741
            (Primary Standard Industrial Classification Code Number)

                                   26-2569043
                     (I.R.S. Employer Identification Number)

                              5100 WEST COPANS ROAD
                                    SUITE 710
                                MARGATE, FL 33063
                                 (954) 599-3672
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               MR. STEVE ADELSTEIN
                              5100 WEST COPANS ROAD
                                    SUITE 710
                                MARGATE, FL 33063
                                 (954) 599-3672
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer   [ ]                    Accelerated filer           [ ]
Non-accelerated filer     [ ]                    Smaller reporting company   [X]
(Do not check if a  smaller reportingcompany)

                         CALCULATION OF REGISTRATION FEE

                                         PROPOSED      PROPOSED
TITLE OF                   DOLLAR        MAXIMUM       MAXIMUM
EACH CLASS OF              AMOUNT        OFFERING     AGGREGATE       AMOUNT OF
SECURITIES TO BE           TO BE        PRICE PER      OFFERING     REGISTRATION
REGISTERED               REGISTERED      UNIT (1)       PRICE          FEE (2)
-------------------      ----------     ---------     ---------     ------------
Common stock,
 par value $0.0001
 per share ........       3,000,000       $ 0.01      $ 30,000          $ 2

(1) The price has been arbitrarily determined by the registrant.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 6, 2008

PROSPECTUS

                               THEWEBDIGEST CORP.

                        3,000,000 shares of Common Stock

         Prior to this offering, there has been no public trading market for our common stock. We are offering up to 3,000,000 shares of common stock at an offering price of $0.01. The maximum amount to be raised is $30,000.00. There will be no underwriting or broker/dealers involved in the transaction and there will be no commissions paid to any individuals from the proceeds of this sale. The shares are being offered by us through our sole officer and director. We are selling the shares on a "best efforts, no minimum" basis. There will be no minimum amount of shares sold and we will not create an escrow account into which the proceeds from any shares will be placed. The proceeds from all shares sold by us will be placed into the corporate account and such funds shall be non-refundable to subscribers, except as may be required by applicable laws. We will pay all expenses incurred in this offering.

         For a description of the plan of distribution of these shares, please see page 13 of this prospectus.

         Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.
                              ____________________

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS TO READ ABOUT THE RISKS OF INVESTING IN OUR COMMON STOCK.
                              ____________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                              ____________________

                 The date of this prospectus is AUGUST __, 2008

                              ABOUT THIS PROSPECTUS

         You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

                           OTHER PERTINENT INFORMATION

         Unless specifically set forth to the contrary, when used in this prospectus, the term "THEWEBDIGEST CORP," "we," "us," "our," the "Company," and similar terms refer to Thewebdigest Corp., a Florida corporation.

                               PROSPECTUS SUMMARY

ABOUT US

         We are a development stage company incorporated in September 2007 to establish itself as internet informational portals. We intend to develop the market and sell to various advertising distribution channels (advertising agencies, direct to companies including pharmaceuticals, manufacturers, and media broadcasting entities) throughout the United States and foreign territories. Emphasis will be placed on the following types of products to develop each web portal on a specific subject matter that directly refers to the web domain name (ex. diabetes - thediabetesdigest.com; arthritis - thearthritisdigest.com; vitamins--the vitamindigest.com; podiatry - thepodiatrydigest.com.,etc.) These are just a few of the intended domain names in our line of offerings to be developed.

         The Company owns approximately 175 domain names having the theme of "Digest" in each and every domain name. In executing our business plan to develop the domain's names as informational web portals, management will or has retained independent contractors and consultants to provide the technical services. We have started the process of developing five distinct web informational portals, as listed below:

Domain Name             Subject     Development Internet Site/Under Construction
-----------             -------     --------------------------------------------

TheDiabitesDigest.com   Diabetes    http://www.stareye.com/thediabeticdigest

TheArthitisDigest.com   Arthritis   http://www.stareye.com/thearthritisdigest/

TheVitaminDigest.com    Vitamin     http://www.stareye.com/thevitamindigest/

TheBoxing Digest .com   Boxing      http://www.stareye.com/theboxingdigest

TheCigarDigest.com      Cigar       http://www.stareye.com/thecigardigest

         In accordance with the Company' s plan, as the above five web portals are completed, we plan to present to various advertisers, agencies and independent vendors to obtain approval for advertising, sponsorships and search potentials to create economic substance to generate revenues for each web portal. As the Company's business plan is executed and the economic potential of the web portals are realized , the Company plans to expand the development of additional domain names.

         We have not generated any revenues to date and our activities have been limited to developing our plan of operations, including web portal development and marketing. To date we have zero assets and we have expended $9,742 in developing our business plan. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

         Our auditors have expressed substantial doubt about our ability to continue as a going concern. The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on September 17, 2007 and we do not have a history of earnings. As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

         Our principal executive offices are located at 5100 West Copans Road, Suite 710, Margate, Florida 33063 and our telephone number is (954) 599-3672. Our fiscal year end is December 31.

                             SUMMARY OF THE OFFERING

         We have 9,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

SHARES OFFERED                      3,000,000 shares of common stock are offered
                                    by the company.

OFFERING PRICE PER SHARE            $0.01.

NUMBER OF COMMON SHARES
OUTSTANDING BEFORE THE OFFERING     9,000,000 common shares are currently issued
                                    and outstanding

NUMBER OF COMMON SHARES
OUTSTANDING AFTER THE OFFERING
OF COMMON                           12,000,000 shares will be issued and
                                    outstanding after the offering assumed all the shares offered hereby are sold.

MINIMUM NUMBER OF SHARES TO
BE SOLD IN THIS OFFERING            None.

MARKET FOR THE COMMON SHARES        There is no public market for the common
                                    shares. The price per share is $0.01. In addition, the offering price for the shares will remain $0.01 per share until such a time the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The company may sell at prevailing market prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

                                    THEWEBDIGEST CORP. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if THEWEBDIGEST CORP. common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price per share that investors in this offering pay; in fact, the price of our shares in any market that may develop could be significantly lower.

USE OF PROCEEDS                     THEWEBDIGEST CORP. will receive all proceeds
                                    from the sale of the common stock by the company. If all 3,000,000 common shares being offered by THEWEBDIGEST CORP. are sold, the total gross proceeds to THEWEBDIGEST CORP. would be $30,000. The company intends to use the proceeds from this offering to develop and complete the business and marketing plan, and for other general corporate and working capital purposes. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $6,500 are being paid for by THEWEBDIGEST CORP.

TERMINATION OF THE OFFERING         The offering will conclude when all
                                    3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the
                                    Securities and Exchange Commission.
                                    THEWEBDIGEST CORP. may at its discretion extend the offering for one additional 90 day period.

TERMS OF THE OFFERING               The company will determine when and how he
                                    will sell the common stock offered in this prospectus.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following summary of our financial information for the period from inception (September 17, 2007) to December 31, 2007 and the six months ended June 30, 2008 (unaudited) which have been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus.

INCOME STATEMENT DATA:

                                                                   PERIOD FROM
                                                                    INCEPTION
                                                                  (SEPTEMBER 17,
                                             SIX MONTHS ENDED        2007) TO
                                               JUNE 30, 2008        DECEMBER 31,
                                                (UNAUDITED)             2007
                                             ----------------     --------------
Revenues .............................           $    0              $    0

Operating expenses ...................            8,242               1,500

Loss from operations .................            8,242               1,500


BALANCE SHEET DATA:


                                               JUNE 30, 2008        DECEMBER 31,
                                                (UNAUDITED)            2007
                                               -------------        ------------
Working capital ......................            $   0                 $ 0
Total current assets .................            $   0                 $ 0
Total assets .........................            $   0                 $ 0
Total current liabilities ............            $ 742                 $ 0
Total liabilities ....................            $   0                 $ 0
Total shareholders' equity (deficit) .            $ 742                 $ 0


                                  RISK FACTORS

         An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY

         As a public company, we incur significant legal, accounting and other expenses that a private company does not incur. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and stock exchanges have required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, as a result of becoming a public company, we need to create additional board committees and adopt additional policies regarding internal controls and disclosure controls and procedures. We will incur additional costs associated with public company reporting requirements and compliance with the internal controls of Section 404 of the Sarbanes-Oxley Act of 2002. We also expect these new rules and regulations will make it more difficult and more expensive for us to obtain directors' and officers' liability insurance. As a result, our general and administrative expenses will likely increase and it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

YOU MAY NEVER REALIZE A RETURN ON YOUR INVESTMENT. THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY.

         To date, the Company has limited operations and revenues. We have never earned a profit and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion of this Offering. If we fail to raise any or a sufficient amount of money in this offering, we may fail as a business. Even if we raise sufficient amount of funding in this Offering, there can be no assurance that our business model will succeed.

INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK BECAUSE WE HAVE HAD OPERATING LOSSES SINCE INCEPTION

         We are a development stage company formed in September 2007 with the purpose to establish itself as web informational web portals specializing in specific domain names emphasizing the subject matter of the specific domain name. We may be unable to produce and complete the web portals, and therefore will not have the opportunity to generate revenues. Since inception until June 30, 2008 we have incurred operating losses of $9,742. There would be a substantial doubt, then, about our ability to continue as a going concern.

         We anticipate incurring losses and accumulating stockholder's deficits during the period prior to completion of our informational web portals. A minimum of five (5) individual web portals, are anticipated as the test market to generate revenues in accordance with the business plan. Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations. Our operating results may fluctuate as a result of a number of factors, many outside of our control. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall. Each of the risk factors listed below may affect our operating results:

o  Our ability to attract users to our web sites.

o  Our ability to monetize (or generate revenue from) traffic on our web sites.

o  Our ability to attract advertisers to our web portals.

o The amount and timing of operating costs and capital expenditures related to the maintenance and expansion of our businesses, operations and infrastructure.

o  Our focus on long-term goals over short-term results.

o  The results of our investments in our development stage enterprise.

o Our ability to keep our web sites operational at a reasonable cost and without service interruptions. without service interruptions.

o  Our ability to achieve revenue goals.

o Our ability to generate revenue from services in which we have invested considerable time and resources.

THEWEBDIGEST CORP. REQUIRES THAT WE SPEND SIGNIFICANT FUNDS BASED ENTIRELY ON OUR PRELIMINARY EVALUATION OF THE POTENTIAL OF THE MARKET. IT IS IMPOSSIBLE TO PREDICT THE SUCCESS OF ANY PRODUCT BEFORE MARKETING STARTS.

         Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our technologies and products, to obtain intellectual property protection relating to our technologies when appropriate, and to market our products. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. There is no assurance additional funds will be available from any source; or, if available, such funds may not be on terms acceptable to the Company. In either of the aforementioned situations, the Company may not be able to fully implement its growth plans. Moreover, we will not receive any proceeds from the sale of stock by our selling stockholders, and thus this offering will not affect our ability to meet capital requirements. Additionally, we have not been legally able to undertake any financing efforts, other than some short term debt financing effort, while our Registration is pending.

         We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information and entertainment on the web. Our competitors have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. These sites may also have a greater ability to attract and retain users than we do because they operate internet portals with a broad range of content products and services. If our competitors are successful in providing similar or better web sites, more relevant advertisements or in leveraging their platforms or products to make their web services easier to access, we could experience a significant decline in user traffic or in the size of the Company's network. Any such decline could negatively affect our revenues.

WE FACE COMPETITION FROM TRADITIONAL MEDIA COMPANIES, AND WE MAY NOT BE INCLUDED IN THE ADVERTISING BUDGETS OF LARGE ADVERTISERS, WHICH COULD HARM OUR OPERATING RESULTS

         In addition to internet companies, we face competition from companies that offer traditional media advertising opportunities. Most large advertisers have set advertising budgets, a very small portion of which is allocated to internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, or if our existing advertisers reduce the amount they spend on our programs, our operating results would be harmed. Furthermore, we cannot assure you that these or other companies will not develop new or enhanced products that are more effective than our web portals.

THERE IS NO MINIMUM NUMBER OF SHARES WE HAVE TO SELL IN THIS OFFERING.

         We are making this offering on a "best efforts, no minimum basis." What this means is that all the net proceeds from this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations and cash needs and to achieve our objectives could be adversely affected if the entire offering of Shares is not fully subscribed for.

STATE BLUE SKY LAWS MAY LIMIT RESALE OF THE SHARES.

         The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain
(1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they 'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

                    RISKS RELATED TO OUR FINANCIAL CONDITION

IF WE DO NOT OBTAIN ADEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT. SINCE WE LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

         THEWEBDIGEST CORP. is a development stage company and has not yet begun to execute its business plan. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on September 17, 2007 and to date have been involved primarily in organizational activities and market research. Based upon current plans, we expect to incur operating losses in future periods. We will incur these losses due to expenses associated with developing the business plan.

         We cannot guarantee that we will be successful in generating revenue in the future, or in raising funds through the sale of our shares, adequate to pay for our business operations and planed expenditures. As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

AS OUR SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY BE UNABLE TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY. AS A RESULT, THERE MAY BE PERIODIC INTERRUPTIONS IN OUR OPERATIONS AND OUR BUSINESS COULD FAIL.

         Mr. Adelstein, our sole officer and director, (shall own 75% of the common shares, if all common shares offered herein are sold) has other outside business activities and is devoting only approximately 10-20 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Adelstein, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business.

SHOULD OUR SOLE OFFICER AND DIRECTOR LEAVE THE COMPANY, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

         The company is entirely dependent on the efforts and abilities of its sole officer and director. The loss of our sole officer and director could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant the departure from service of our current sole officer and director. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the company to operate profitably.

         All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

         The company's management may retain independent contractors to provide services to the company. Those contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. The company does not maintain key person life insurance on its sole officer and director.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

         Developing and executing our business plan of web portals requires a significant capital investment. Debt or equity financing may not be available for us to do so, or if available may be too expensive. To start producing and developing our web portals and market our various portals to advertisers requires an initial investment of approximately $100,000 and we anticipate 12 months of operational losses at approximately $5,000. per month before we can generate adequate cash flow to cover operations.

         We expect that we will be required to seek additional financing in the future. We cannot be sure that such financing will be available or available on attractive terms, or that such financing would not result in a substantial dilution of a shareholder's interest in the Company. If we cannot obtain financing when we need or on terms that are commercially reasonable to us, we will not be able to pursue our business plan as we currently anticipate.

IF WE EXPAND OUR OPERATIONS AND FAIL TO MANAGE THE RESULTING GROWTH EFFECTIVELY, OUR BUSINESS WILL BE HARMED.

         Our plans include obtaining internet domain names, developing web portals and marketing to advertisers. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

         Although we plan on researching our product line carefully, some products may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

         We intend to enter into markets where the climate is favorable to our business. However, we may be unable to enter such markets successfully. Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

                         RISKS RELATED TO THIS OFFERING

INVESTORS WILL PAY MORE FOR THEWEBDIGEST CORP. COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

         The arbitrary offering price of $0.01 per common share as determined herein, is substantially higher than the net tangible book value per share of THEWEBDIGEST CORP. common stock. THEWEBDIGEST CORP. assets do not substantiate a share price of $0.01 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

AS WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

         Our stock is currently not traded and we cannot provide investors with any assurance that it will be traded, or if traded, whether a market will develop. If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to price fluctuations and volatility.

         The company cannot apply directly to be quoted on the OTC Bulletin Board. Additionally, the stock can be listed or traded only to the extent that there is interest by broker/dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. It is the company's intent to contact potential market makers for the OTC Bulletin Board after it has completed its primary offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

         In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

AS THE COMPANY HAS 100,000,000 AUTHORIZED COMMON SHARES and 10,000,000 AUTHORIZED PREFERRED SHARES, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES DILUTING THE COMPANY'S CURRENT SHAREHOLDERS' EQUITY.

         The company has 100,000,000 authorized common shares of which only 9,000,000 are currently outstanding and 12,000,000 will be issued and outstanding if all the shares in this offering are sold. The company's management could, without the consent of the company's existing shareholders issue substantially more shares causing a large dilution in our current shareholders' equity position. Additionally, large share issuances by the company would generally have a negative impact on our share price. It is possible that due to additional share issuance you could lose a substantial amount or all of your investment.

AS OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100 % OF THE OUTSTANDING COMMON STOCK,(SHALL OWN 75% OF THE OUTSTANDING COMMON STOCK IF ALL SHARE OFFERED HEREIN ARE SOLD) INVESTORS MAY FIND DECISIONS MADE BY THE COMPANY'S SOLE OFFICER AND DIRECTOR CONTRARY TO THEIR INTERESTS.

         The company's sole officer and director owns approximately 100 % of our currently outstanding common stock. As a result, he will be able to decide who will be directors and control the direction of the company. Our sole officer and director's interests may differ from the interests of our other stockholders.

         Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of our business operations and his ability to continue to manage the business, in terms of the amount of time he is able to devote to the company.

IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

         If we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, all funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. In this case, you will lose your investment and your funds will be used to pay creditors.

                         RISKS RELATING TO OUR BUSINESS

IF WE CANNOT EFFECTIVELY PROMOTE OUR PRODUCTS, WE WILL NOT ATTRACT CUSTOMERS.

         Our success will depend on several factors, including the web portal user enjoying and using on a frequent basis the specific information on the web portal and the advertisement community determining the web portal has value for its customer's utilization of said web portal. We believe that the Web portal users' acceptance depends on several factors, including the overall advertising and promotion of our the web portal, the information gathered on the web portal, the innovation of creating real interest solutions pertaining to the specific web portal and its subject matter. Our web portals may not achieve broad market acceptance. A failure to achieve public acceptance for our products, would have a material and adverse effect on our business, operating results and financial condition.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into the development of specific web portals throughout the United States. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

         The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or in the conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of developing and producing the specific web portals, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

         Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There is currently no public market for our common stock and there are no assurances a public market will ever be established. At June 30, 2008 all of our issued and outstanding common stock is owned by our sole officer and director.

DIVIDEND POLICY

         As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2008. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                                       June 30,
                                                                        2008
                                                                     (unaudited)
                                                                     -----------
Long term liabilities ...........................................    $        0
Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
   no shares issued and outstanding .............................    $        0
Common stock, $0.0001 par value, 100,000,000 shares authorized,
   9,000,000 shares issued and outstanding ......................     9,000,000
Additional paid-in capital ......................................    $        0
Accumulated (deficit) ...........................................    $   (9,000)
                           Total shareholders' equity
Total capitalization ............................................    $   (9,000)

                                 USE OF PROCEEDS

         The net proceeds to us from the sale of up to 3,000,000 shares offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $6,500 for professional services and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee we will be successful at selling any of the shares being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENTAGE OF NET PROCEEDS RECEIVED:

                                      60%               80%              100%
                                  -----------      -----------      -----------
Shares Sold .................       1,800,000        2,400,000        3,000,000
Gross Proceeds ..............     $    18,000      $    24,000      $    30,000
Less Offering Expenses ......           6,500           (6,500)          (6,500)
                                  -----------      -----------      -----------
Net Offering Proceeds .......     $    11,500      $    17,500      $    23,500

         Regardless of the amount of net proceeds we receive from this offering, the funds raised through this offering will be used to develop and complete the business and marketing plan. If all (100%) of the common shares are sold herein we plan to spend $1,500 in administrative and general expenses and $22,000 in the development of the five web informational portals. If less than 100% of the common shares are sold herein we will have fewer proceeds to develop our informational web portals.

                         DETERMINATION OF OFFERING PRICE

         As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by THEWEBDIGEST CORP. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

         The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on September 17, 2007.

         The company's sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

         Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

COMPANY IF ALL OF THE SHARES ARE SOLD

Price per share ..................................................   $      0.01
Net tangible book value per share before offering ................   $       0.0
Potential gain to existing shareholders ..........................   $     0.009
Net tangible book value per share after offering .................   $     0.002
Increase to present stockholders in net tangible book value
   per share after offering ......................................   $      0.02
Capital contributions ............................................   $    39,000
Number of shares outstanding before the offering .................     9,000,000
Number of shares after offering held by existing stockholders ....     9,000,000
Percentage of ownership after offering ...........................           75%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD

Price per share ..................................................   $      0.01
Dilution per share ...............................................   $   0.00675
Capital contributions ............................................   $    30,000
Percentage of capital contributions ..............................          77.%
Number of shares after offering held by public investors .........     3,000,000
Percentage of ownership after offering ...........................           25%

                           THE OFFERING BY THE COMPANY

         THEWEBDIGEST CORP. is registering 3,000,000 shares of its common stock for offer and sale.

         There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) OTC Compliance Unit before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

         All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

         The company is hereby registering 3,000,000 common shares. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

         In the event the Company receives payment for the sale of their shares, THEWEBDIGEST CORP. will receive all of the proceeds from such sales. THEWEBDIGEST CORP. is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

         We are offering the shares on a "self-underwritten" basis directly through Steven Adelstein our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. THEWEBDIGEST CORP. may at its discretion extend the offering for one additional 90 day period.

         This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within one hundred and eighty days from this initial effective date of this registration.

         In connection with their selling efforts in the offering, Mr. Adelstein will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Adelstein is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Adelstein will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Adelstein is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Adelstein will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Adelstein has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

         9,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

         THEWEBDIGEST CORP. will receive all proceeds from the sale of the shares by the company. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. However, THEWEBDIGEST CORP. common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

         The company's shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

         We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

         The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

         In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

         THEWEBDIGEST CORP. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

PROCEDURES FOR SUBSCRIBING

         We will not accept any money until this registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1. execute and deliver a subscription agreement, and
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "THEWEBDIGEST CORP."

         We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

         We are a development stage company incorporated in September 2007 to establish itself as internet informational portals. We intend to develop the market and sell to various advertising distribution channels (advertising agencies, direct to companies including pharmaceuticals, manufacturer, and media broadcasting entities) throughout the United States and foreign territories. Emphasis will be placed on the following types of products to develop each web portal on a specific subject matter that directly refers to the web domain name (ex. diabetes - thediabetesdigest.com; arthritis - thearthritisdigest.com; vitamins--the vitamindigest.com; podiatry - thepodiatrydigest.com.,etc.) These are just a few of the intended domain names in our line of offerings to be developed.

         The Company owns approximately 175 domain names having the theme of "Digest" in each and every domain name. In executing our business plan to develop the domain's names as informational web portals, . The Company's management will or has retained independent contractors and consultants to provide the technical services. We have started the process of developing five distinct web informational portals, as listed below:

Domain Name             Subject     Development Internet Site/Under Construction
-----------             -------     --------------------------------------------

TheDiabitesDigest.com   Diabetes    http://www.stareye.com/thediabeticdigest

TheArthitisDigest.com   Arthritis   http://www.stareye.com/thearthritisdigest/

TheVitaminDigest.com    Vitamin     http://www.stareye.com/thevitamindigest/

The Boxing Digest.com   Boxing      http://www.stareye.com/theboxingdigest

TheCigarDigest.com      Cigar       http://www.stareye.com/thecigardigest

         In accordance with the Company' s plan, as the above five web portals are completed, we plan to present to various advertisers, agencies and independent vendors to obtain approval for advertising, sponsorships and search potentials to create economic substance to generate revenues for each web portal. As the Company's business plan is executed and the economic potential of the web portals are realized, the Company plans to expand the development of additional domain names.

         To become profitable we must complete our five web informational portals to attract the advertising and sponsorship revenues to provide the necessary funding source to execute our business plan. At June 30.2008 we have expended approximately $10,000 and we estimate that will require approximately $50,000 to complete the production and development of the initial five web portals. Additionally our plan is to spend an amount not to exceed $40,000 of marketing costs to reach the ultimate user, advertiser and or sponsor to generate revenues. It is anticipated that each distinct web portal should generated $100,000 annually of gross revenues, if successfully received by the advertiser and or sponsor.

         As the Company anticipates requiring a total of $100,000 to $150,000 of funding requirements during the next twelve months to generate revenues in order to achieve our business plan goals, additional funding is mandatory. We cannot guarantee the successful sales of the common share offered herein or the raising of additional capital resources to complete our production, development of our initial five informational web portals.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

         There is no historical financial information about us upon which to base an evaluation of our performance. THEWEBDIGEST CORP. was incorporated in the State of Florida in September 17, 2007; we are a development stage company attempting to enter into the development of web portals and have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors").

         To become profitable and competitive, we must start producing, completing and marketing our web portals, in addition to also attract advertisers to provide capital, and attract new business.

         Our sole officer and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve month period partially through this offering and will seek alternative financing through means such as borrowings from institutions or private individuals.

PLAN OF OPERATION

         Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital in order to start producing and completing our web portals. We intend to outsource the majority of (if not all) of our production, development and marketing of our informational web portals.

         Since inception (September 17, 2007) to June 30, 2008, THEWEBDIGEST CORP. has spent a total of $9,742 on start-up costs. The company has not generated any revenue from business operations. All proceeds expended by the company are the result of the sale of common stock to its sole officer and director.

         The company incurred expenditures of $5,100 for accounting services, the preparation of audited financial statements and legal services. The company also had expenditures of $4,642 for general administrative costs.

         Since inception, the majority of the company's time has been spent refining its business plan and marketing model, conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

         As of the date of this registration statement, we have yet to generate any revenues from our business operations. On September 30, 2007, THEWEBDIGEST CORP. issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $0.001 per share.

         As we anticipate needing a minimum of $100,000 in order to execute our business plan in a meaningful way over the next year, the available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start developing individual web portals. We anticipate that receipt of such financing may require granting a security interest in the line of web portals we would produce, but are willing to grant such interest to secure the necessary funding.

         Through June 30, 2008 we have spent a total of $9,742 in general operating expenses. We raised the cash amounts used in these activities from our officer.

         To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space leased by our sole officer and are only paying the direct expenses associated with our business operations.

         Given our low monthly cash flow requirement and the agreement of our officer, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.

         In the early stages of our business plan, we will need cash for marketing and development of our web portals. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $100,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

         Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 3 of our financial statements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Basis of Presentation - Development Stage Company
-------------------------------------------------

         The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Accounting Method
-----------------

         The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Income Taxes
------------

         The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2007.

Cash Equivalents
----------------

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Estimates
---------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Basic Loss Per Common Share
---------------------------

         Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at December 31, 2007 for purposes of computing fully diluted earnings per share.

Share-Based Payments
--------------------

         The Company adopted Statement of Financial Accounting standards ("SFAS") No. 123 (Revised December 2004), "Share-Based Payment" (SFAS No. 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases related to an employee stock purchase plan and restricted stock units based on estimated fair values of the awards over the requisite employee service period. SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", which the company previously followed in accounting for stock-base awards. In March 2005, the SEC issued Staff Bulletin No. 107("SAB No. 107"), to provide guidance on SFAS 123R. The Company has applied SAB No. 107 in its adoption of SFAS No. 123R.

         Under SFAS No. 123R, stock-base compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized on a straight-line basis as expense over the employee's requisite service period. The Company adopted the provisions of SFAS 123R in its fiscal year ended December 31, 2007, using the modified prospective application method. The valuation provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date (or date of adoption) and subsequently modified or cancelled; prior periods are not revised for comparative purposes. Estimated compensation expense for awards outstanding on the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure under FASB Statement No. 123, "Accounting for Stock-Based Compensation".

Fair value of Financial Instruments
-----------------------------------

         Financial instruments consist principally of cash, trade and related party payables, accrued liabilities, short-term obligations and notes payable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Related Parties
---------------

         Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

RECENT ACCOUNTING PRONOUNCEMENTS

         In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

         In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of non controlling interests in consolidated financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

         (a.) SFAS No. 141 (R) requires an acquiring entity in a business combination to: (i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and (iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

         (b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report non controlling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent's equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent's ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

OFF BALANCE SHEET ARRANGEMENTS

         WE ARE NOT A PARTY TO ANY OFF BALANCE SHEET ARRANGEMENTS


                                  OUR BUSINESS

INTRODUCTION

         THEWEBDIGEST CORP. is a development stage company and was incorporated in Florida on September 17, 2007.

         We intend to develop the market and sell through advertising, distribution channels (advertising agencies, direct to companies including pharmaceutical, manufacturers, and broadcasting, etc.) throughout the United States and foreign territories. Emphasis will be placed on the following types of products: to develop each web portal on a specific subject that directly refers to the web domain name (ex. Diabetes - thediabetesdigest.com; arthritis - thearthritisdigest.com; vitamins-the vitamindigest.com; podiatry - thepodiatrydigest.com.) These are just a few of the intended domain names in our line of offerings to be developed.

         We have not generated any revenues to date and our activities have been limited to developing the Business Plan. We will not have the necessary capital to develop our Business Plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Managements Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources."

         We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

         The following description of our business is intended to provide an understanding of our Company and the direction of our strategy.

STRATEGY AND PRODUCTS

         We believe that there is a strong need for a new innovative approach to provide specific internet web portals pertaining to a limited subject matter, having a complete informational approach.

         Through our intended product line offering, we intend to create real product awareness that encourage the user to visit the various web portals on numerous occasions. We intend our web portals and advertisers to provide the consumer with the knowledge that these web portals are proper for their needs.

         Our strategy is keeping the consumer and user informed, satisfied and updated on the specific subject matter pertaining to each web portal.

         The Company owns approximately 175 domain names having the theme of "Digest" in each and every domain name. In executing our business plan to develop the domain's names to a web portal it takes significant capital, time and technical expertise. The Company's management has retained independent contractors to provide said technical services. We have started the process of developing five distinct web portals:

Domain Name             Subject     Development Internet Site/Under Construction
-----------             -------     --------------------------------------------

TheDiabitesDigest.com   Diabetes    http://www.stareye.com/thediabeticdigest

TheArthitisDigest.com   Arthritis   http://www.stareye.com/thearthritisdigest/

TheVitaminDigest.com    Vitamin     http://www.stareye.com/thevitamindigest/

The Boxing Digest.com   Boxing      http://www.stareye.com/theboxingdigest

TheCigarDigest.com      Cigar       http://www.stareye.com/thecigardigest

         In accordance with the Company's plan, as the above five web portals are completed, we plan to present to various advertisers, agencies and independent vendors to obtain approval for advertising, sponsorships and search potentials to create economic substance (revenues) for each web portal. As the Company's business plan is executed and the economic potential of the web portal are realized, the Company plans to expand the development of additional domain names.

         In accordance with the Company's business plan we will require a minimum of $100,000 to produce and complete our initial five informational web portals. During the next six month it will be necessary to raise additional funds to meet these expenditures required for operating our business.

         We intend to maintain our Corporate Internet Website. The THEWEBDIGEST CORP. website will be intended to (a) provide a forum for offering educational information for consumers, (b) offer a means of communication about our web portals and listing of advertisers, sponsors and (c) generate revenue through advertising.

SALES AND MARKETING

         We intend to employ a salaried Vice President of Sales whose responsibility will be to visit advertising agencies, advertisers and other merchants throughout the United States to market our web portals. We intend to develop a non-salaried, sales commission only sales representative organization responsible to handle specialized advertisers.

ADVERTISING

         We intend to advertise in trade journals, consumer magazines, and the utilization of our various web portals. We will also seek to enter into strategic arrangements with businesses that we feel are complimentary to our business.

         We believe that we will also gain interest from other web sites, trade journals and consumer magazines for public relations.

COMPETITION

         Almost all of our competitors and potential competitors presently have considerably greater financial and other resources, experience in market penetration than us. Management believes that we may be able to distinguish THEWEBDIGEST CORP. by introducing new and innovative web portals in an industry that has been docile.

         Our competition includes, but not limited to all publications (both print and internet) web portals, search engines and various internet sites.

EMPLOYEES STAFFING

         As of June 30, 2008, THEWEBDIGEST CORP. has no permanent staff other than its sole officer and director, Steven Adelstein, who is the President and Chairman of the company. Mr. Adelstein has the flexibility to work on THEWEBDIGEST CORP. up to 10 to 20 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

         During the initial implementation of our marketing strategy, the company intends to hire independent consultants to develop its website, rather than hire full time website development/maintenance employees. We plan on hiring a V.P. of Sales and for him to hire a non-salary commission sales representative organization to sell our various web portals.

LEGAL PROCEEDINGS

         We are not a party to any pending or threatened litigation.

PROPERTY

         The company does not own any real estate or other properties. The company's office is located at 5100 West Copans Road, Suite 710, Margate, FL 33063 and our telephone number is 954-599-3672. Our fax number is 954-974-5720. The business office is located in an office of Steven Adelstein, the sole officer and director of the company at no charge.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

       NAME           AGE                        POSITIONS
       ----           ---                        ---------
Steve Adelstein        61     President, Secretary, Treasurer and sole director

STEVEN ADELSTEIN, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

         Mr. Adelstein is the founder of THEWEBDIGEST CORP. and has served since inception. Mr. Adelstein has been employed from April 1993 to present by AUW Inc. a private entity involved in real estate, venture capital and consulting. Mr. Adelstein has had various titles during his term of employment with AUW Inc. and during the last five years was President and Chairman of the Board of Directors.

CONFLICTS OF INTEREST

         At the present time, we do not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is Mr. Adelstein's devotion of time to projects that do not involve us. In the event that Mr. Adelstein ceases devoting time to our operations, he has agreed to resign as an officer and director.

DIRECTOR COMPENSATION

         The following table provides information concerning the compensation of members of our Board of Directors for each of their services as a director for 2007. The value attributable to any option awards is computed in accordance with FAS 123R.

                                          DIRECTOR COMPENSATION
                                          ---------------------
                                                      Non-equity   Nonqualified
                 Fees earned                          incentive     deferred
                  or paid in   Stock      Option         plan      compensation    All other
      Name         cash ($)   awards($)  awards ($)  compensation   earnings     compensation  Total ($)
      (a)            (b)        (c)         (d)        ($) (e)       ($) (f)       ($) (g)        (h)
---------------  -----------  ---------  ----------  ------------  ------------  ------------  ---------
Steve Adelstein       0           0           0            0             0             0           0

         Mr. Steven Adelstein a member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

CODE OF ETHICS

         In September 2007 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

         o  honest and ethical conduct,

         o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

         o  compliance with applicable laws, rules and regulations,

         o  the prompt reporting violation of the code, and

         o  accountability for adherence to the code.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

         We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

         None of our directors is an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

         o understands generally accepted accounting principles and financial statements,

         o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

         o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

         o  understands internal controls over financial reporting, and

         o  understands audit committee functions.

         Our Board of Directors is comprised of individuals who were integral to our formation and who are involved in our day to day operations. While we would prefer that one or more of our directors be an audit committee financial expert, none of these individuals who have been key to our development have professional backgrounds in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

         Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table summarizes all compensation recorded by us in our last completed fiscal year for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2007. The value attributable to any option awards is computed in accordance with FAS 123R.

                                       SUMMARY COMPENSATION TABLE
                                       --------------------------
                                                         NON-EQUITY
                                                         INCENTIVE     NONQUALIFIED  ALL
NAME AND                                 STOCK   OPTION  PLAN          DEFERRED      OTHER
PRINCIPAL                SALARY  BONUS   AWARDS  AWARDS  COMPENSATION  COMPENSATION  COMPENSATION  TOTAL
POSITION         YEAR    ($)     ($)     ($)     ($)     ($)           EARNINGS ($)  ($)           ($)
(A)              (B)     (C)     (D)     (E)     (F)     (G)           (H)           (I)           (J)
---------------  ------  ------  ------  ------  ------  ------------  ------------  ------------  -----
Steve Adelstein   2007     0       0       0       0          0             0              0         0

EMPLOYMENT AGREEMENTS

         At this time, THEWEBDIGEST CORP. has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

         The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2007.

                                                                                                     EQUITY
                                                                                                     INCENTIVE
                                                                                          EQUITY     PLAN
                                                                                  MARKET  INCENTIVE  AWARDS:
                                                                          NUMBER  VALUE   PLAN       MARKET OR
                                       EQUITY                             OF      OF      AWARDS:    PAYOUT
                                       INCENTIVE                          SHARES  SHARES  NUMBER OF  VALUE OF
                                       PLAN                               OR      OR      UNEARNED   UNEARNED
                                       AWARDS:                            UNITS   UNITS   SHARES,    SHARES,
           NUMBER OF    NUMBER OF      NUMBER OF                          OF      OF      UNITS OR   UNITS OR
           SECURITIES   SECURITIES     SECURITIES                         STOCK   STOCK   OTHER      OTHER
           UNDERLYING   UNDERLYING     UNDERLYING                         THAT    THAT    RIGHTS     RIGHTS
           UNEXERCISED  UNEXERCISED    UNEXERCISED  OPTION                HAVE    HAVE    THAT HAVE  THAT HAVE
           OPTIONS      OPTIONS        UNEARNED     EXERCISE  OPTION      NOT     NOT     NOT        NOT
NAME       (#)          (#)            OPTIONS      PRICE     EXPIRATION  VESTED  VESTED  VESTED     VESTED
           EXERCISABLE  UNEXERCISABLE  (#)          ($)       DATE        (#)     ($)     (#)        (#)
(A)        (B)          (C)            (D)          (E)       (F)         (G)     (H)     (I)        (J)
---------  -----------  -------------  -----------  --------  ----------  ------  ------  ---------  ---------
Steve
Adelstein       0             0             0         n/a         n/a        0     n/a        0          0

LONG-TERM INCENTIVE PLAN AWARDS

         We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

LIMITATION ON LIABILITY

         Under our Articles of Incorporation, we may indemnify the director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

         Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS DURING FISCAL 2007
         None

DIRECTOR INDEPENDENCE

         Our Board of Directors has determined that we do not have any independent directors within The NASDAQ Stock Market's director independence standards pursuant to Marketplace Rule 4200.

                             PRINCIPAL SHAREHOLDERS

         At July 25, 2008 we had 9,000,000 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of July 25, 2008 by:

         o each person known by us to be the beneficial owner of more than 5% of our common stock;

         o  each of our directors;

         o  each of our named executive officers; and

         o our named executive officers, directors and director nominees as a group.

         Unless otherwise indicated, the business address of each person listed is in care of 5100 West Copans Road, Suite 710, Margate, Florida 33063 The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

                                                           AMOUNT AND
                                                           NATURE OF
                                                           BENEFICIAL      % OF
NAME OF BENEFICIAL OWNER                                   OWNERSHIP       CLASS
------------------------                                   ----------      -----
Steve Adelstein .......................................    9,000,000        100%
All officers and directors as a group (one person) ....    9,000,000        100%

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         We have not adopted any equity compensation or similar plans.

                            DESCRIPTION OF SECURITIES

         Our authorized number of shares is one hundred ten million (110,000,000). The authorized common stock is one hundred million (100,000,000) shares with a par value of $.0001 for an aggregate par value of ten thousand dollars ($10,000) and ten million shares of preferred stock (10,000,000) with a par value of ($.0001) for an aggregate par value of one thousand dollars ($1,000).

COMMON STOCK

         The shares of our common stock:

         o have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

         o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

         o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

         o and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

         Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the sole stockholder will own approximately 75% of our outstanding shares.

PREFERRED STOCK

         We are authorized to issue 10,000,000 shares of $0.0001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

TRANSFER AGENT

         We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, THEWEBDIGEST CORP. will act as its own transfer agent.

                         SHARES ELIGIBLE FOR FUTURE SALE

         At July 15, 2008 we had 9,000,000 shares of common stock issued and outstanding, all of which are "restricted securities." In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

         Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing shareholders or the effect, if any, that sales of shares by such shareholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing shareholders could adversely affect prevailing market prices.

                                     EXPERTS

         Our financial statements as of and for the period from inception (September 17, 2007) to December 31, 2007 included in this prospectus have been audited by Lake & Associates, CPAs, LLC, an independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

                           The Web Digest Corporation
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2008
                                    UNAUDITED


                                      INDEX

                                                                         PAGE
                                                                     -----------

Balance Sheet ....................................................           F-2

Statements of Operations .........................................           F-3

Statements of Cash Flows .........................................           F-4

Statements of Stockholders' Equity ...............................           F-5

Notes to Consolidated Financial Statements .......................   F-6 to F-11

                           The Web Digest Corporation
                          (A Development Stage Company)
                                  BALANCE SHEET
                                    UNAUDITED
                    As of June 30, 2008 and December 31, 2007

                           ASSETS                              2008       2007
                                                             -------    -------
CURRENTS ASSETS
   Subscription Receivable ...............................   $     -    $ 7,500
                                                             -------    -------

TOTAL ASSETS .............................................         -      7,500
                                                             =======    =======

      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accrued Liabilities ...................................         -          -
   Payable to Stockholder ................................       742          -
                                                             -------    -------
      TOTAL CURRENT LIABILITIES ..........................       742          -

STOCKHOLDERS' EQUITY (DEFICIT)
   Capital Stock (Note 3)
     shares authorized;100,000,000 common shares,
     $0.001 par value
   Issued and outstanding shares: 9,000,000 ..............     9,000      9,000

   Additional paid in capital ............................         -          -
   Deficit accumulated during the development stage ......    (9,742)    (1,500)
                                                             -------    -------
      TOTAL STOCKHOLDERS' DEFICIT ........................      (742)     7,500
                                                             -------    -------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ..............   $     -    $ 7,500
                                                             =======    =======

   The accompanying notes are an integral part of these financial statements.

                                       The Web Digest Corporation
                                     (A Development Stage Company)
                                        STATEMENT OF OPERATIONS
                                               UNAUDITED
                    For the Period September 17, 2007 (inception) thru June 30, 2008
                                                                                         Cumulative
                                                                                         Amount from
                                                    For the Three      For the Six      September 17,
                                                    Months Ended      Months Ended     2007 (inception)
                                                    June 30, 2008     June 30, 2008    to June 30, 2008
                                                    -------------     -------------    ----------------
REVENUES
   Sales ......................................      $         -       $         -       $         -
   Cost of Sales ..............................                -                 -                 -
                                                     -----------       -----------       -----------

Gross Profit

OPERATING EXPENSES
   Administrative and General .................            2,142             2,142             3,642
   Accounting expense .........................            1,000             3,500             3,500
   Legal Expense ..............................            2,600             2,600             2,600
                                                     -----------       -----------       -----------
      TOTAL OPERATING EXPENSES ................            5,742             8,242             9,742

LOSS FROM OPERATIONS ..........................           (5,742)           (8,242)           (9,742)
                                                     -----------       -----------       -----------

OTHER INCOME

      TOTAL OTHER INCOME ......................                -                 -                 -

NET OPERATING INCOME (LOSS) BEFORE INCOME TAXES           (5,742)           (8,242)           (9,742)
                                                     -----------       -----------       -----------

PROVISION FOR INCOME TAXES ....................                -                 -                 -
                                                     -----------       -----------       -----------

NET INCOME (LOSS) .............................           (5,742)           (8,242)           (9,742)
                                                     ===========       ===========       ===========

BASIC AND DILUTED NET LOSS PER SHARE ..........               **                **                **

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING .        9,000,000         9,000,000

               The accompanying notes are an integral part of these financial statements.

                                                  F-3

                                       The Web Digest Corporation
                                     (A Development Stage Company)
                              STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                               UNAUDITED
                    For the Period September 17, 2007 (inception) thru June 30, 2008
                                        Common Stock          Additional    Retained          Total
Par Value of $0.001               ----------------------       Paid-in      Earnings      Stockholders'
                                    Shares        Amount       Capital      (Deficit)        Equity
-----------------------------     ---------     ---------     ----------    ---------     -------------
Balance at September 17, 2007
 (date of inception) ........             -             -             -             -              -
Issunace of common share, at
 September 30,2007 ..........     9,000,000         9,000             -             -              -
Net loss for the months ended
 December 31,2007 ...........             -             -             -     $  (1,500)     $  (1,500)
Net loss for the three months
 ended March 31,2008 ........             -             -             -        (2,500)        (2,500)
Net loss for the three months
 ended June 30,2008 .........             -             -             -        (5,742)        (5,742)

                                  ---------     ---------     ---------     ---------      ---------
Balance June 30,2008 ........     9,000,000         9,000             -        (9,742)          (742)
                                  =========     =========     =========     =========      =========

               The accompanying notes are an integral part of these financial statements.

                                                  F-4

                                       The Web Digest Corporation
                                     (A Development Stage Company)
                                        STATEMENT OF CASH FLOWS

                    For the Period September 17, 2007 (inception) thru June 30, 2008
                                                                                         Cumulative
                                                                                         Amount from
                                                      For the Three     For the Six     September 17,
                                                      Months Ended     Months Ended    2007 (inception)
                                                      June 30, 2008    June 30, 2008   to June 30, 2008
                                                      -------------    -------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (Loss) ...............................     $(5,742)         $(8,242)         $(9,742)
                                                         -------          -------          -------
   Adjustments to reconcile net loss to net
      cash used in operations:
   Common stock issued for services ................           -                -                -
   Changes in operating liabilities and assets .....           -                -                -
   Accrued liabilities .............................           -                -                -

NET CASH USED IN OPERATING ACTIVITIES ..............      (5,742)          (8,242)          (9,742)
                                                         -------          -------          -------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase payable to stockholder ..................         742              742                -
  Issuance of common stock for cash ................       5,000            7,500            9,000
                                                         -------          -------          -------
Net cash provided by financing activities ..........       5,742            8,242            9,742
                                                         -------          -------          -------


NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           -                -                -
                                                         -------          -------          -------

CASH AND CASH EQUIVALENTS
   Beginning of Period .............................           -                -                -
   End of Period ...................................           -                -                -
                                                         =======          =======          =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid for interest ..........................           -                -                -
                                                         -------          -------          -------
   Cash paid for income taxes ......................           -                -                -
                                                         -------          -------          -------

               The accompanying notes are an integral part of these financial statements.

                                                  F-5

                               THE WEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     For the Six Months Ended June 30, 2008

NOTE 1 ORGANIZATION

         THEWEBDIGEST CORP. (a development stage enterprise) (the Company) was formed on September 17, 2007 in the State of Florida. The Company's activities to date have been primarily directed towards the raising of capital and seeking business opportunities.

NOTE 2 SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company
-------------------------------------------------

         The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Accounting Method
-----------------

         The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Income Taxes
------------

         The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, ("Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2007.

Cash Equivalents
----------------

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                               THE WEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     For the Six Months Ended June 30, 2008

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Estimates
---------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Basic Loss Per Common Share
---------------------------

         Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at June 30, 2008 for purposes of computing fully diluted earnings per share.

Share-Based Payments
--------------------

         The Company adopted Statement of Financial Accounting standards ("SFAS") No. 123 (Revised December 2004), "Share-Based Payment" (SFAS No. 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases related to an employee stock purchase plan and restricted stock units based on estimated fair values of the awards over the requisite employee service period. SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", which the company previously followed in accounting for stock-base awards. In March 2005, the SEC issued Staff Bulletin No. 107("SAB No. 107"), to provide guidance on SFAS 123R. The Company has applied SAB No. 107 in its adoption of SFAS No. 123R.

                               THE WEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     For the Six Months Ended June 30, 2008

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

         Under SFAS No. 123R, stock-base compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized on a straight-line basis as expense over the employee's requisite service period. The Company adopted the provisions of SFAS 123R in its fiscal year ended December 31, 2007, using the modified prospective application method.

Share-Based Payments
--------------------

         The valuation provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date (or date of adoption) and subsequently modified or cancelled; prior periods are not revised for comparative purposes. Estimated compensation expense for awards outstanding on the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure under FASB Statement No. 123, "Accounting for Stock-Based Compensation".

Fair value of Financial Instruments
-----------------------------------

         Financial instruments consist principally of cash, trade and related party payables, accrued liabilities, short-term obligations and notes payable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Related Parties
---------------

         Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control he other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Impact of New Accounting Standards
----------------------------------

         In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized

                               THE WEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     For the Six Months Ended June 30, 2008

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

Impact of New Accounting Standards-cont'd
-----------------------------------------

         In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

(a.) SFAS No. 141 (R) requires an acquiring entity in a business combination to:
(i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and
(iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent's equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent's ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

                               THE WEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     For the Six Months Ended June 30, 2008

NOTE 3 GOING CONCERN

         The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations.

         If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

         There is no provision for income taxes due to continuing losses. At December 31, 2007, the Company has net operating loss carryforwards for tax purposes of approximately $1,500, which expire through 2028. The Company has recorded a valuation allowance that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available if significant changes in stockholder ownership of the Company occur.

NOTE 5 RELATED PARTY TRANSACTIONS

         On September 30, 2007, the company entered into a subscription agreement with Mr. Steven Adelstein, its sole shareholder and officer for the amount of $9,000. Under the terms and conditions of the subscription agreement, the Company will be advanced cash and cash equivalents as required to pay operating expenses. The Company issued

                               THE WEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                     For the Six Months Ended June 30, 2008

NOTE 5 RELATED PARTY TRANSACTIONS-(CONT'D)

9,000,000 common shares as consideration for this subscription agreement. As of June 30, 2008 the Company has been paid the full amount ($9,000) as consideration of the subscription agreement. As of June 30, 2008 the Company owed, its sole shareholder and officer $742.

         The Company does not lease or rent any property. Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6 EQUITY

         On September 30, 2007, the company entered into a subscription agreement with Mr. Steven Adelstein, its sole shareholder and officer for the amount of $9,000. Under the terms and conditions of the subscription agreement, the Company will be advanced cash and cash equivalents as required to pay operating expenses. The Company issued 9,000,000 common shares as consideration for this subscription agreement. As of June 30, 2008 the Company has been advanced the full amount of $9.000.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2007

                                      INDEX

                                                                        PAGE
                                                                    ------------

Report of Independent Registered Public Accounting Firm ...........     F-13

Balance Sheet .....................................................     F-14

Statements of Operations ..........................................     F-15

Statements of Cash Flows ..........................................     F-16

Statements of Stockholders' Equity ................................     F-17

Notes to Consolidated Financial Statements ........................ F-18 to F-23

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of THEWEBDIGEST CORP.

We have audited the accompanying balance sheet of THEWEBDIGEST CORP. (a development stage enterprise)(the "Company") as of December 31, 2007 and related statements of operations, stockholders' deficit, and cash flows for the period September 17, 2007 (inception) thru December 31, 2007. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THEWEBDIGEST CORP. (a Florida corporation) as of December 31, 2007 and the results of its operations and its cash flows for the period September 17, 2007 (inception) thru December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Note 3, the Company has been in the development stage since its inception (September 17, 2007) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates, CPA's LLC

Lake & Associates, CPA's LLC
Boca Raton, FL
April 16, 2008

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2007

                                                                          2007
                                                                        --------
                                     ASSETS

CURRENTS ASSETS .....................................................   $     -

TOTAL ASSETS ........................................................         -
                                                                         ======

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accrued Liabilities ...............................................         -
                                                                         ------
      TOTAL CURRENT LIABILITIES .....................................         -

STOCKHOLDERS' EQUITY (DEFICIT)
  Capital Stock (Note 3)
  shares authorized; 100,000,000 common shares,
  $0.001 par value
  Issued and outstanding shares: 9,000,000 ..........................     9,000

  Subscription Receivable ...........................................    (7,500)

  Deficit accumulated during the development stage ..................    (1,500)
                                                                         ------
      TOTAL STOCKHOLDERS' DEFICIT ...................................         -
                                                                         ======
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT .........................    $    -
                                                                         ======

   The accompanying notes are an integral part of these financial statements.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
     FOR THE PERIOD SEPTEMBER 17, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007

                                                                     For the
                                                                      period
                                                                   September 17,
                                                                    2007 thru
                                                                    December 31,
                                                                       2007
                                                                   -------------
REVENUES
   Sales .....................................................      $         -

   Cost of Sales .............................................                -
                                                                    -----------
Gross Profit .................................................                -

OPERATING EXPENSES
   Administrative and General ................................            1,500
                                                                    -----------
      TOTAL OPERATING EXPENSES ...............................            1,500

LOSS FROM OPERATIONS .........................................           (1,500)
                                                                    -----------
OTHER INCOME
   Interest Income ...........................................                -

      TOTAL OTHER INCOME .....................................                -

NET OPERATING INCOME (LOSS) BEFORE INCOME TAXES ..............           (1,500)
                                                                    -----------

PROVISION FOR INCOME TAXES ...................................                -
                                                                    -----------

NET INCOME (LOSS) ............................................           (1,500)
                                                                    ===========

BASIC AND DILUTED NET LOSS PER SHARE .........................               **


WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING ................        9,000,000

   The accompanying notes are an integral part of these financial statements.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
     FOR THE PERIOD SEPTEMBER 17, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007

                                                                     For the
                                                                      period
                                                                   September 17,
                                                                    2007 thru
                                                                    December 31,
                                                                       2007
                                                                   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net Income (Loss) .............................................    $(1,500)
                                                                      -------
   Adjustments to reconcile net loss to net
      cash used in operations:
   Common stock issued for services ..............................          -
   Changes in operating liabilities and assets
   Accrued liabilities

NET CASH USED IN OPERATING ACTIVITIES ............................     (1,500)
                                                                      -------

CASH FLOWS FROM FINANCING ACTIVITIES

Common Stock used for subscription agreement .....................      1,500
                                                                      -------

Net cash provided by financing activities ........................      1,500
                                                                      -------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS
   Beginning of Period ...........................................          -
   End of Period .................................................          -
                                                                      =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid for interest .........................................          -
                                                                      -------
  Cash paid for income taxes .....................................          -
                                                                      -------

   The accompanying notes are an integral part of these financial statements.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
     FOR THE PERIOD SEPTEMBER 17, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007

                                                            Retained
                            Common Stock     Subscription   Earnings
Par Value of $0.001       Shares     Amount   Receivable    (Deficit)    Total
-------------------     ---------  --------- ------------   ---------   --------

Balance at
 September 17, 2007
 (date of inception)..          -  $       -   $       -    $       -   $     -

 Common Stock issued
  for subscription
  agreement ..........  9,000,000      9,000      (9,000)           -         -

 Payments on
  Subscription
  Receivable .........          -          -           -        1,500     1,500

 Net loss for the year          -          -           -       (1,500)   (1,500)
                        ---------  ---------   ---------    ---------    -------
Balance
 December 31, 2007 ...  9,000,000      9,000      (7,500)      (1,500)        -
                        =========  =========   =========    =========    =======

   The accompanying notes are an integral part of these financial statements.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2007

NOTE 1 ORGANIZATION

         THEWEBDIGEST CORP. (a development stage enterprise) (the Company) was formed on September 17, 2007 in the State of Florida. The Company's activities to date have been primarily directed towards the raising of capital and seeking business opportunities.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company
-------------------------------------------------

         The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

Accounting Method
-----------------

         The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Income Taxes
------------

         The Company accounts for income taxes under the Financial Accounting Standards Board (FASB) Statement No. 109, ("Accounting for Income Taxes" "Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2007.

Cash Equivalents
----------------

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2007

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Estimates
---------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Basic Loss Per Common Share
---------------------------

         Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at December 31, 2007 for purposes of computing fully diluted earnings per share.

Share-Based Payments
--------------------

         The Company adopted Statement of Financial Accounting standards ("SFAS") No. 123 (Revised December 2004), "Share-Based Payment" (SFAS No. 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases related to an employee stock purchase plan and restricted stock units based on estimated fair values of the awards over the requisite employee service period. SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", which the company previously followed in accounting for stock-base awards. In March 2005, the SEC issued Staff Bulletin No. 107("SAB No. 107"), to provide guidance on SFAS 123R. The Company has applied SAB No. 107 in its adoption of SFAS No. 123R.

         Under SFAS No. 123R, stock-base compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized on a straight-line basis as expense over the employee's requisite service period. The Company adopted the provisions of SFAS 123R in its fiscal year ended December 31, 2007, using the modified prospective application method.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2007

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Share-Based Payments
--------------------

         The valuation provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date (or date of adoption) and subsequently modified or cancelled; prior periods are not revised for comparative purposes. Estimated compensation expense for awards outstanding on the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure under FASB Statement No. 123, "Accounting for Stock-Based Compensation".

Fair value of Financial Instruments
-----------------------------------

         Financial instruments consist principally of cash, trade and related party payables, accrued liabilities, short-term obligations and notes payable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Related Parties
---------------

         Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

Impact of New Accounting Standards
----------------------------------

         In February 2007, the FASB issued Statement of Financial Accounting Standard No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Companies should report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently assessing the potential impact, if any, for the adoption of SFAS No.159 on its financial statements.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2007

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONT'D

Impact of New Accounting Standards-cont'd
-----------------------------------------

         In December 2007, the FASB issued two new statements: (a.) SFAS No. 141(revised 2007), Business Combinations, and (b.) No. 160, Noncontrolling Interests in Consolidated Financial Statements. These statements are effective for fiscal years beginning after December 15, 2008 and the application of these standards will improve, simplify and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The Company is in the process of evaluating the impact, if any, on SFAS 141 (R) and SFAS 160 and does not anticipate that the adoption of these standards will have any impact on its financial statements.

(a.) SFAS No. 141 (R) requires an acquiring entity in a business combination to:
(i) recognize all (and only) the assets acquired and the liabilities assumed in the transaction, (ii) establish an acquisition-date fair value as the measurement objective for all assets acquired and the liabilities assumed, and
(iii) disclose to investors and other users all of the information they will need to evaluate and understand the nature of, and the financial effect of, the business combination, and, (iv) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase.

(b.) SFAS No. 160 will improve the relevance, comparability and transparency of financial information provided to investors by requiring all entities to: (i) report noncontrolling (minority) interests in subsidiaries in the same manner, as equity but separate from the parent's equity, in consolidated financial statements, (ii) net income attributable to the parent and to the non-controlling interest must be clearly identified and presented on the face of the consolidated statement of income, and (iii) any changes in the parent's ownership interest while the parent retains the controlling financial interest in its subsidiary be accounted for consistently.

NOTE 3 GOING CONCERN

         The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2007

NOTE 3 GOING CONCERN-CONT'D

         If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

         There is no provision for income taxes due to continuing losses. At December 31, 2007, the Company has net operating loss carryforwards for tax purposes of approximately $1,500, which expire through 2028. The Company has recorded a valuation allowance that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established. The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available if significant changes in stockholder ownership of the Company occur.

NOTE 5 RELATED PARTY TRANSACTIONS

         On September 30, 2007, the company entered into a subscription agreement with Mr. Steven Adelstein, its sole shareholder and officer for the amount of $9,000. Under the terms and conditions of the subscription agreement, the Company will be advanced cash and cash equivalents as required to pay operating expenses. The Company issued 9,000,000 common shares as consideration for this subscription agreement. As of December 31, 2007 the Company has been advanced $1,500.

         The Company does not lease or rent any property. Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                               THEWEBDIGEST CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
          FROM INCEPTION (SEPTEMBER 17, 2007) THROUGH DECEMBER 31, 2007

NOTE 6 EQUITY

         On September 30, 2007, the company entered into a subscription agreement with Mr. Steven Adelstein, its sole shareholder and officer for the amount of $9,000. Under the terms and conditions of the subscription agreement, the Company will be advanced cash and cash equivalents as required to pay operating expenses. The Company issued 9,000,000 common shares as consideration for this subscription agreement. As of December 31, 2007 the Company has been advanced $1,500.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days after the effective date of this prospectus all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary .........................................................   2
Selected Consolidated Financial Data .......................................   4
Risk Factors ...............................................................   5
Cautionary Statements Regarding Forward-Looking Information ................  12
Market for Common Equity and Related Stockholder Matters ...................  13
Capitalization .............................................................  13
Use of Proceeds ............................................................  13
Plan of Distribution .......................................................  15
Management's Discussion and Analysis or Plan of Operation ..................  17
Our Business ...............................................................  22
Management .................................................................  25
Certain Relationships and Related Transactions .............................  29
Principal Shareholders .....................................................  29
Description of Securities ..................................................  30
Shares Eligible for Future Sale ............................................  28
Experts ....................................................................  31
Where You Can Find Additional Information ..................................  31
Financial Statements for June 30, 2008 - Unaudited.......................... F-1
Financial Statements for December 31, 2007 - Audited........................F-12

                               THEWEBDIGEST CORP.


                                   PROSPECTUS


                                 August __, 2008


                        3,000,000 Shares of Common Stock

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under our Articles of Incorporation of the corporation, we may indemnify directors who are made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

         SEC Registration and Filing Fee ......................   $     2
         Legal Fees and Expenses* .............................     1,000
         Accounting Fees and Expenses* ........................     3,500
         Financial Printing* ..................................       498
         Transfer Agent Fees* .................................         x
         Blue Sky Fees and Expenses* ..........................       500
         Miscellaneous* .......................................     1,000
                                                                  -------
                                          TOTAL ...............   $ 6,500
         * Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Following are all issuances of securities by the registrant since its inception on September 17, 2007 which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In September 2007 we issued Mr. Adelstein, our founder and sole officer and director, 9,000,000 shares of our common stock for $9,000. The recipient was an accredited investors and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

ITEM 27. EXHIBITS.

EXHIBIT
  NO.                              DESCRIPTION
-------  -----------------------------------------------------------------------
3.1      Articles of Incorporation *
3.2      By-laws *
4.1      Specimen common stock certificate *

23.1     Consent of Lake & Associates CPA's LLC *

* filed herewith.


ITEM 28. UNDERTAKINGS.

         The registrant will:

         (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information to the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

         (4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

         iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (5) For determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Margate, State of Florida, on August 6, 2008.

                                THEWEBDIGEST CORP.

                                By: /s/ Steve Adelstein
                                    -------------------
                                    STEVE ADELSTEIN,
                                    CHAIRMAN, PRESIDENT, SECRETARY AND TREASURER

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 6, 2008:

                   NAME                                    TITLE
                   ----                                    -----

                    *                      Chairman of the Board of Directors,
             ----------------              President, Secretary and Treasurer
             STEVEN ADELSTEIN

           /s/ STEVEN ADELSTEIN


                    *
             ----------------
             STEVEN ADELSTEIN

       * By: /s/ STEVEN ADELSTEIN
             --------------------
               STEVEN ADELSTEIN
               Attorney-in-fact